EXHIBIT 99.2
                          NOTICE OF GUARANTEED DELIVERY

                                  For Tender Of

                       14% Senior Discount Notes due 2008
                                       of
                               INSILCO HOLDING CO.

         This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 14% Senior Discount Notes due 2008 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to Star Bank, N.A. (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer - Guaranteed Delivery Procedures" in the Prospectus dated November 10, 1998 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of Insilco Holding Co., a Delaware corporation (the "Company").

                  The Exchange Agent for the Exchange Offer is:

                                 STAR BANK, N.A.

By Hand or Overnight Delivery:  Facsimile Transmissions:       By Registered Or
                               (Eligible Institutions Only)     Certified Mail:

      Star Bank, N.A.                                           Star Bank, N.A.
     425 Walnut Street             (513) 632-5511            425 Walnut Street
         6th Floor                                                 6th Floor
Cincinnati, Ohio 45201-1118   To Confirm by Telephone          Cincinnati, Ohio
Attention: William Sicking    or for Information Call:          45201-1118
                                                            Attention:
                                                               William Sicking
                                                               (513) 632-4278

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (Not to be used for Signature Guarantee)

         The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other documents required by such Letter of Transmittal, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:______________________                  _________________________
                                                     (Authorized Signature)

Address:___________________________                  Title:_____________________
___________________________________                   Name:____________________
                         (Zip Code)                       (Please type or print)

Area Code and Telephone Number:                      Date:_____________________

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NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF
GUARANTEED DELIVERY.  ACTUAL SURRENDER OF OLD NOTES
MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A
PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF
TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.